                                                           Exhibit No. EX-23.d.1

                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT

     THIS AGREEMENT is made and entered into as of the ___ day of [_____],  2007 by and between  NATIONWIDE  MUTUAL FUNDS  (formerly  Gartmore Mutual Funds) (the
"Trust"),  a Delaware  statutory trust,  and NATIONWIDE FUND ADVISORS  (formerly
Gartmore Mutual Fund Capital Trust) (the "Adviser"),  a Delaware statutory trust registered under the Investment  Advisers Act of 1940, as amended (the "Advisers
Act").

                                   WITNESSETH:

     WHEREAS,   the  Trust  is  registered  with  the  Securities  and  Exchange
Commission (the "SEC") as an open-end  management  investment  company under the
Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS,  the Trust  desires  to retain  the  Adviser  to  furnish  certain investment  advisory services,  as described herein,  with respect to certain of the series of the Trust,  all as now are or may be hereafter listed on Exhibit A to this Agreement (each, a "Fund"); and

     WHEREAS,  the Adviser  represents  that it is willing and  possesses  legal authority to render such services  subject to the terms and conditions set forth in this Agreement,

     NOW, THEREFORE,  the Trust and the Adviser do mutually agree and promise as follows:

     1. Appointment as Adviser.  The Trust hereby appoints the Adviser to act as investment adviser to each Fund subject to the terms and conditions set forth in this  Agreement.  The Adviser  hereby  accepts  such  appointment  and agrees to furnish the services hereinafter  described for the compensation provided for in this Agreement.

     2. Duties of Adviser.

          a. Investment Management Services.

        (i) Subject to the supervision of the Trust's Board of Trustees (and except as otherwise  permitted under the terms of any exemptive  relief obtained by the
Adviser from the SEC, or by rule or  regulation),  the Adviser will provide,  or arrange  for the  provision  of, a  continuous  investment  program  and overall
investment   strategies  for  each  Fund,   including  investment  research  and
management with respect to all securities and  investments and cash  equivalents in each Fund.  The Adviser will  determine,  or arrange for others to determine, from  time to time what  securities  and other  investments  will be  purchased, retained  or sold by each Fund and will  implement,  or  arrange  for  others to implement,  such determinations through the placement, in the name of a Fund, of orders for the execution of portfolio  transactions with or through such brokers or dealers as may be so selected.  The Adviser will provide,  or arrange for the provision of, the services  under this  Agreement in accordance  with the stated
investment  policies and  restrictions  of each Fund as set forth in that Fund's current  prospectus  and  statement of  additional  information  as currently in effect and as supplemented or amended from time to time  (collectively  referred to hereinafter as the "Prospectus") and subject to the directions of the Trust's
Board of Trustees.

        (ii) Subject to the  provisions of this  Agreement and the 1940 Act and any exemptions  thereto,  the Adviser is authorized to appoint one or more qualified subadvisers  (each a  "Subadviser")  to provide each Fund with certain  services
required  by  this  Agreement.   Each  Subadviser  shall  have  such  investment
discretion and shall make all determinations with respect to the investment of a
Fund's  assets as shall be  assigned to that  Subadviser  by the Adviser and the purchase and sale of portfolio securities with respect to those assets and shall take such steps as may be  necessary  to implement  its  decisions.  The Adviser shall not be responsible or liable for the investment  merits of any decision by a Subadviser to purchase, hold, or sell a security for a Fund.

        (iii) Subject to the supervision and direction of the Trustees, the Adviser shall (i) have overall supervisory responsibility for the general management and investment of a Fund's assets; (ii) determine the allocation of assets among the
Subadvisers,  if any;  and (iii)  have full  investment  discretion  to make all determinations  with  respect to the  investment  of Fund  assets not  otherwise assigned to a Subadviser.

        (iv) The Adviser  shall  research and  evaluate  each  Subadviser,  if any, including (i) performing  initial due diligence on prospective  Subadvisers  and monitoring each Subadviser's ongoing performance; (ii) communicating performance expectations and evaluations to the Subadvisers;  and (iii)  recommending to the
Trust's Board of Trustees  whether a  Subadviser's  contract  should be renewed, modified or terminated. The Adviser shall also recommend changes or additions to the Subadvisers and shall compensate the Subadvisers.

     (v) The  Adviser  shall  provide  to the  Trust's  Board of  Trustees  such periodic  reports  concerning a Fund's  business and investments as the Board of
Trustees shall reasonably request.

     b.  Compliance  with  Applicable  Laws  and  Governing  Documents.  In  the performance  of its duties and  obligations  under this  Agreement,  the Adviser shall act in conformity with the Trust's  Agreement and Declaration of Trust, as from time to time amended  and/or  restated,  and By-Laws,  as from time to time amended  and/or  restated,  and the  Prospectus  and with the  instructions  and directions  received  from the  Trustees  of the Trust and will  conform  to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986,
as amended (the "Code")  (including  the  requirements  for  qualification  as a regulated  investment  company) and all other applicable  federal and state laws and regulations.

     The Adviser  acknowledges  and agrees that subject to the  supervision  and directions of the Trust's Board of Trustees,  it shall be solely responsible for compliance  with all disclosure  requirements  under all applicable  federal and state laws and regulations relating to the Trust or a Fund,  including,  without limitation, the 1940 Act, and the rules and regulations thereunder,  except that each Subadviser shall have liability in connection with information furnished by the Subadviser to a Fund or to the Adviser.

     c.  Consistent  Standards.  It is recognized  that the Adviser will perform various  investment  management and  administrative  services for entities other than the Trust and the Funds;  in connection  with providing such services,  the
Adviser  agrees to exercise the same skill and care in  performing  its services under this  Agreement as the Adviser  exercises in performing  similar  services with  respect  to the  other  fiduciary  accounts  for  which  the  Adviser  has investment responsibilities.

     d. Brokerage. The Adviser is authorized,  subject to the supervision of the
Trust's Board of Trustees,  (1) to establish and maintain  accounts on behalf of each Fund  with,  and to place  orders for the  purchase  and sale of assets not allocated to a Subadviser,  with or through,  such  persons,  brokers or dealers
("brokers")  as the Adviser may select;  and (2) to negotiate  commissions to be paid on such  transactions.  In the selection of such brokers and the placing of such  orders,  the  Adviser  shall seek to obtain for a Fund the most  favorable price and execution available, except to the extent the Adviser may be permitted to pay higher  brokerage  commissions  for brokerage and research  services,  as provided  below.  In using its reasonable  efforts to obtain for a Fund the most favorable price and execution available, the Adviser, bearing in mind the Fund's best  interests  at all times,  shall  consider  all factors it deems  relevant, including price,  the size of the transaction,  the nature of the market for the security,  the amount of the commission,  if any, the timing of the transaction, market prices and trends, the reputation,  experience and financial stability of the broker involved,  and the quality of service rendered by the broker in other transactions.  Subject to such  policies  as the  Trustees  may  determine,  the
Adviser  shall not be deemed to have acted  unlawfully  or to have  breached any duty  created  by this  Agreement  or  otherwise  solely by reason of its having caused a Fund to pay a broker that  provides  brokerage  and  research  services
(within the meaning of Section 28(e) of the Securities  Exchange Act of 1934, as
amended)  to the  Adviser  an  amount  of  commission  for  effecting  a  Fund's investment  transaction  that is in excess  of the  amount  of  commission  that another broker would have charged for effecting that  transaction,  if, but only if, the Adviser  determines in good faith that such commission was reasonable in relation to the value of the  brokerage and research  services  provided by such broker or dealer,  viewed in terms of either that particular  transaction or the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion.

     It is recognized  that the services  provided by such brokers may be useful to the Adviser in connection  with the Adviser's  services to other clients.  On occasions when the Adviser deems the purchase or sale of a security to be in the best  interests of a Fund as well as other clients of the Adviser,  the Adviser, to the extent  permitted by applicable laws and  regulations,  may, but shall be under no  obligation  to,  aggregate  the  securities to be sold or purchased in order to obtain the most  favorable  price or lower  brokerage  commissions  and efficient  execution.  In  such  event,  allocation  of  securities  so  sold or purchased, as well as the expenses incurred in the transaction,  will be made by the Adviser in the manner the Adviser  considers  to be the most  equitable  and consistent  with  its  fiduciary  obligations  to each  Fund  and to such  other clients.

     e.  Securities  Transactions.  The Adviser will not purchase  securities or other  instruments  from or sell  securities  or  other  instruments  to a Fund;
provided, however, the Adviser may purchase securities or other instruments from or sell  securities  or  other  instruments  to a Fund if  such  transaction  is
permissible   under   applicable  laws  and  regulations,   including,   without
limitation,  the 1940  Act,  the  Advisers  Act and the  rules  and  regulations promulgated thereunder or any exemption therefrom.

     The Adviser agrees to observe and comply with Rule 17j-1 under the 1940 Act and the Trust's Code of Ethics, as the same may be amended from time to time.

     f. Books and  Records.  In  accordance  with the 1940 Act and the rules and regulations  promulgated  thereunder,  the Adviser shall maintain separate books and detailed  records of all matters  pertaining to the Funds and the Trust (the
"Fund's Books and Records"),  including,  without limitation,  a daily ledger of such assets and liabilities  relating thereto and brokerage and other records of all securities transactions.  The Adviser acknowledges that the Fund's Books and
Records are  property of the Trust.  In  addition,  the Fund's Books and Records shall be  available to the Trust at any time upon request and shall be available for  telecopying  without  delay to the Trust  during any day that the Funds are open for business.

     3. Expenses.  During the term of this  Agreement,  the Adviser will pay all expenses  incurred by it in connection with its activities  under this Agreement other than the cost of securities,  commodities and other investments (including brokerage  commissions and other  transaction  charges,  if any) purchased for a
Fund. The Adviser shall,  at its sole expense,  employ or associate  itself with such  persons  as it  believes  to be  particularly  fitted  to assist it in the execution of its duties under this  Agreement.  The Adviser shall be responsible for the expenses and costs for the officers of the Trust and the Trustees of the
Trust who are "interested persons" (as defined in the 1940 Act) of the Adviser.

     It is  understood  that  the  Trust  will  pay  all  of its  own  expenses, including,  without limitation, (1) all charges and expenses of any custodian or depository  appointed by the Trust for the  safekeeping of its cash,  securities and  other  assets,  (2) all  charges  and  expenses  paid  to an  administrator appointed by the Trust to provide administrative or compliance services, (3) the charges and  expenses of any  transfer  agents and  registrars  appointed by the
Trust, (4) the charges and expenses of independent  certified public accountants and of general ledger accounting and internal  reporting services for the Trust,
(5) the charges and expenses of dividend and capital gain distributions, (6) the compensation  and  expenses  of  Trustees  of the Trust who are not  "interested persons" of the Adviser, (7) brokerage  commissions and issue and transfer taxes chargeable to the Trust in connection with securities  transactions to which the
Trust is a party, (8) all taxes and fees payable by the Trust to Federal,  State or other governmental agencies, (9) the cost of stock certificates  representing shares of the Trust, (10) all expenses of shareholders'  and Trustees'  meetings and  of  preparing,  printing  and  distributing  prospectuses  and  reports  to shareholders,  (11)  charges  and  expenses  of legal  counsel  for the Trust in
connection  with  legal  matters  relating  to  the  Trust,   including  without
limitation,  legal services  rendered in connection with the Trust's  existence, financial  structure and relations  with its  shareholders,  (12)  insurance and bonding  premiums,  (13)  association  membership dues, (14) bookkeeping and the costs of  calculating  the net asset value of shares of the Trust's  Funds,  and
(15) expenses  relating to the issuance,  registration and  qualification of the
Trust's shares.

     4.  Compensation.  For the services  provided and the expenses assumed with respect to a Fund  pursuant to this  Agreement,  the Adviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed  daily and payable monthly at an annual rate based on a Fund's average daily net assets.

     The method of determining net assets of a Fund for purposes hereof shall be the same as the method of  determining  net assets for purposes of  establishing the  offering  and  redemption  price of the Shares as  described in each Fund's
Prospectus.  If this Agreement shall be effective for only a portion of a month, the  aforesaid  fee shall be prorated for the portion of such month during which this Agreement is in effect.

     Notwithstanding any other provision of this Agreement, the Adviser may from time to time agree not to impose all or a portion of its fee  otherwise  payable hereunder (in advance of the time such fee or portion  thereof  would  otherwise accrue).  Any such fee reduction may be  discontinued or modified by the Adviser at any time.

     5.  Representations  and Warranties of Adviser.  The Adviser represents and warrants to the Trust as follows:

     The Adviser is registered as an investment adviser under the Advisers Act;

     The Adviser is a statutory  trust duly organized,  validly  existing and in good standing  under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

     The  execution,  delivery and  performance by the Adviser of this Agreement are within the Adviser's  powers and have been duly  authorized by all necessary action on the part of its shareholders  and/or trustees,  and no action by or in respect  of, or filing  with,  any  governmental  body,  agency or  official  is required on the part of the Adviser for the execution,  delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this  Agreement do not  contravene  or constitute a default under
(i) any provision of  applicable  law,  rule or  regulation,  (ii) the Adviser's governing  instruments,  or (iii) any agreement,  judgment,  injunction,  order, decree or other instrument binding upon the Adviser;

     The Form ADV of the Adviser  provided  to the Trust is a true and  complete copy of the form,  including  that part or parts of the Form ADV filed  with the
SEC, that part or parts  maintained  in the records of the Adviser,  and/or that part or parts provided or offered to clients, in each case as required under the
Advisers Act and rules  thereunder,  and the information  contained in such Form
ADV is accurate and complete in all material respects and does not omit to state any material fact  necessary in order to make the  statements  made, in light of the circumstances under which they were made, not misleading.

     6. Survival of Representations and Warranties;  Duty to Update Information.
All  representations  and warranties  made by the Adviser  pursuant to Section 5 shall survive for the duration of this  Agreement  and the parties  hereto shall promptly  notify  each  other in  writing  upon  becoming  aware that any of the foregoing representations and warranties are no longer true.

     7. Liability and Indemnification.

     a.  Liability.  In the absence of willful  misfeasance,  bad faith or gross negligence  on the part of the  Adviser  or a reckless  disregard  of its duties hereunder,  the Adviser  shall not be subject to any  liability to a Fund or the
Trust,  for any act or omission  in the case of, or  connected  with,  rendering services  hereunder  or for any losses that may be  sustained  in the  purchase, holding or sale of Fund assets;  provided,  however,  that nothing  herein shall relieve the Adviser from any of its obligations under applicable law, including, without limitation, the federal and state securities laws.

     b. Indemnification.  The Adviser shall indemnify the Trust and its officers and trustees,  for any liability and expenses,  including attorneys' fees, which may be sustained as a result of the Adviser's  willful  misfeasance,  bad faith, gross  negligence,  reckless  disregard of its duties  hereunder or violation of applicable law, including,  without limitation, the federal and state securities laws.

     8. Duration and Termination.

     a. Duration. Unless sooner terminated,  this Agreement shall continue until
May 1, 2008 with respect to any Fund covered by this Agreement initially and for any Fund subsequently added to this Agreement, an initial period of no more than two years  that  terminates  on the  second May 1st that  occurs  following  the effective date of this Agreement with respect to such Fund, and thereafter shall continue automatically for successive annual periods with respect to each of the
Funds; provided that such continuance is specifically approved at least annually by the  Trust's  Board of  Trustees  or the vote of the lesser of (a) 67% of the shares of a Fund  represented  at a meeting  if  holders of more than 50% of the outstanding  shares  of the Fund are  present  in person or by proxy or (b) more than 50% of the outstanding shares of the Fund;  provided further that in either event its continuance also is approved by a majority of the Trust's Trustees who are not  "interested  persons" (as defined in the 1940 Act) of any party to this
Agreement,  by vote cast in person at a meeting called for the purpose of voting on such approval.

     b.  Termination.  Notwithstanding  whatever  may be provided  herein to the contrary,  this Agreement may be terminated at any time,  without payment of any penalty by vote of a majority of the Trust's Board of Trustees, or, with respect to a Fund,  by "vote of a majority of the  outstanding  voting  securities"  (as defined in the 1940 Act) of that Fund, or by the Adviser, in each case, upon not less than sixty (60) days' written notice to the other party.

     This  Agreement  shall not be assigned (as such term is defined in the 1940
Act) and shall terminate automatically in the event of its assignment.

     9. Services Not Exclusive.  The services furnished by the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.  It is  understood  that the  action  taken by the  Adviser  under this
Agreement  may differ  from the  advice  given or the timing or nature of action taken with respect to other clients of the Adviser,  and that a transaction in a specific  security may not be accomplished for all clients of the Adviser at the same time or at the same price.

     10.  Amendment.  This  Agreement  may be amended  by mutual  consent of the parties,  provided that the terms of each such amendment shall be in writing and approved  by the  Trust's  Board of  Trustees  or by a vote of a majority of the outstanding voting securities of a Fund (as required by the 1940 Act).

     11. Confidentiality.  Subject to the duties of the Adviser and the Trust to comply with  applicable  law,  including any demand of any  regulatory or taxing authority  having  jurisdiction,  the parties hereto shall treat as confidential all  information  pertaining  to a Fund and the  Trust  and the  actions  of the
Adviser and the Funds in respect thereof.

     12. Notice.  Any notice that is required to be given by the parties to each other  under the terms of this  Agreement  shall be in  writing,  delivered,  or
mailed   postpaid  to  the  other  party,   or  transmitted  by  facsimile  with
acknowledgment  of  receipt,  to the  parties  at  the  following  addresses  or facsimile  numbers,  which may from time to time be  changed  by the  parties by notice to the other party:

                    a. If to the Adviser:

                    Nationwide Fund Advisors
                    1200 River Road
                    Conshohocken, Pennsylvania  19428
                    Attention:  Legal Department.
                    Facsimile:  (484) 530-1323

                    b. If to the Trust:

                    Nationwide Mutual Funds
                    1200 River Road
                    Conshohocken, Pennsylvania  19428
                    Attention: Legal Department.
                    Facsimile:  (484) 530-1323

     13.  Jurisdiction.  This Agreement shall be governed by and construed to be in accordance with substantive  laws of the State of Delaware without  reference to choice of law principles  thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

     14.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts,  each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

     15. Certain  Definitions.  For the purposes of this Agreement,  "interested person," "affiliated person,"  "assignment" shall have their respective meanings as set forth in the 1940 Act,  subject,  however,  to such  exemptions as may be granted by the SEC.

     16. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     17. Severability.  If any provision of this Agreement shall be held or made invalid by a court  decision or  applicable  law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

     18. Nationwide Mutual Funds and its Trustees.  The terms "Nationwide Mutual
Funds" and the "Trustees of Nationwide  Mutual Funds" refer  respectively to the
Trust created and the Trustees,  as trustees but not individually or personally, acting from time to time under an Agreement  and  Declaration  of Trust made and dated as of September  30, 2004, as has been or may be amended  and/or  restated
from time to time, and to which reference is hereby made.

            [The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on the day and year first written above.

                                      ADVISER:
                                      NATIONWIDE FUND ADVISORS

                                      By:
                                      Name: Gerald J. Holland
                                      Title: SVP-COO

                                      TRUST:
                                      NATIONWIDE MUTUAL FUNDS

                                      By:
                                      Name: John Grady
                                      Title: President

                                    EXHIBIT A
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
              NATIONWIDE FUND ADVISORS AND NATIONWIDE MUTUAL FUNDS

                        Effective [_______________], 2007

-------------------------------------------------------- -----------------------------------------------
                    Funds of the Trust                                         Advisory Fees
-------------------------------------------------------- -----------------------------------------------
Nationwide Fund                                          0.60% on assets up to $250 million
Nationwide  Growth Fund                                  0.575% on assets of $250 million and more
                                                         but less than $1 billion
                                                         0.55% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.525% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.50% for assets of $5 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  Value Opportunities Fund                     0.70% on assets up to $250 million
                                                         0.675% on assets of $250 million and more
                                                         but less than $1 billion
                                                         0.65% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.625% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.60% for assets of $5 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  Mid Cap Growth Leaders Fund                  0.80% on assets up to $250 million
                                                         0.77% on assets of $250 million and more
                                                         but less than $1 billion
                                                         0.74% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.71% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.68% for assets of $5 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  Global Technology and                        0.88% on assets up to $500 million
Communications Fund(1)                                   0.83% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.78% for assets of $2 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  Global Health Sciences Fund(1)               0.90% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  U.S. Growth Leaders Fund(2)                  0.90% on assets up to $500 million
                                                         0.80% on the next $1.5 billion in assets
                                                         0.75% on assets of $2 billion and more
-------------------------------------------------------- -----------------------------------------------
Nationwide  Leaders Fund(1)                              0.80% on assets up to $500 million
                                                         0.70% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.65% on assets of $2 billion or more
-------------------------------------------------------- -----------------------------------------------
Nationwide Micro Cap Equity Fund                         1.25% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Mid Cap Growth Fund                          0.75% on assets up to $250 million
                                                         0.725% on assets of $250 million and more
                                                         but less than $1 billion
                                                         0.70% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.675% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.65% for assets of $5 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Small Cap Leaders Fund                       0.95% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  U.S. Growth Leaders Long-Short Fund          1.50% on assets up to $250 million
                                                         1.25% on assets of $250 million and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  China Opportunities Fund1                    1.25% on assets up to $500 million
                                                         1.20% on assets of $500 million and more
                                                         but less than $2 billion
                                                         1.15% on assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Global Natural Resources Fund(1)             0.70% on assets up to $500 million
                                                         0.65% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.60% on assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Optimal Allocations Fund:                    0.15% of the Fund's average daily net assets
Growth
-------------------------------------------------------- ----------------------------------------------
Nationwide  Optimal Allocations Fund: Moderate Growth    0.15% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Optimal Allocations Fund: Moderate           0.15% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Optimal Allocations Fund: Specialty          0.15% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Optimal Allocations Fund: Defensive          0.15% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
NorthPointe Small Cap Value Fund                         0.85% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
NorthPointe Small Cap Growth Fund                        0.95% of the Fund's average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Bond Fund                                    0.50% on assets up to $250 million
Nationwide  Tax-Free Income Fund                         0.475% on assets of $250 million and more
Nationwide  Government Bond Fund                         but less than $1 billion
                                                         0.45% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.425% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.40% for assets of $5 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Money Market Fund                             0.40% on assets up to $1 billion
                                                         0.38% on assets of $1 billion and more
                                                         but less than $2 billion
                                                         0.36% on assets of $2 billion and more
                                                         but less than $5 billion
                                                         0.34% for assets of $5 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide S&P 500 Index Fund                            0.13% on assets up to $1.5 billion
                                                         0.12% on assets of $1.5 billion and more
                                                         but less than $3 billion
                                                         0.11% on assets of $3 billion and more
                                                         but less than $4.5 billion
                                                         0.10% on assets of $4.5 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Small Cap Index Fund                          0.20% on assets up to $1.5 billion
                                                         0.19% on assets of $1.5 billion and more
                                                         but less than $3 billion
                                                         0.18% on assets of $3 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Mid Cap Market Index Fund                     0.22% on assets up to $1.5 billion
                                                         0.21% on assets of $1.5 billion and more
                                                         but less than $3 billion
                                                         0.20% on assets of $3 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  International Index Fund                     0.27% on assets up to $1.5 billion
                                                         0.26% on assets of $1.5 billion and more
                                                         but less than $3 billion
                                                         0.25% on assets of $3 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Bond Index Fund                               0.22% on assets up to $1.5 billion
                                                         0.21% on assets of $1.5 billion and more
                                                         but less than $3 billion
                                                         0.20% on assets of $3 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Large Cap Value Fund                         0.75% on assets up to $100 million
                                                         0.70% on assets of $100 million and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Small Cap Fund                               0.95% on assets up to $100 million
                                                         0.80% on assets of $100 million and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Investor Destinations Aggressive Fund        0.13% of average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Investor Destinations Moderately             0.13% of average daily net assets
Aggressive Fund
-------------------------------------------------------- ----------------------------------------------
Nationwide  Investor Destinations Moderate Fund          0.13% of average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Investor Destinations Moderately             0.13% of average daily net assets
Conservative Fund
-------------------------------------------------------- ----------------------------------------------
Nationwide  Investor Destinations Conservative Fund      0.13% of average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Hedged Core Equity Fund                      1.25% of average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide Small Cap Growth Opportunities Fund           0.95% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Small Cap Value Fund                          0.95% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Small Cap Core Fund                           0.85% on assets up to $500 million
                                                         0.75% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.70% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide Market Neutral Fund                           1.25% of average daily net assets
-------------------------------------------------------- ----------------------------------------------
Nationwide  Emerging Markets Fund(1)                       1.05% on assets up to $500 million
                                                         1.00% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.95% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  International Growth Fund(1)                 0.90% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Worldwide Leaders Fund1                      0.90% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Global Financial Services Fund(1)            0.90% on assets up to $500 million
                                                         0.85% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.80% for assets of $2 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Global Utilities Fund(1)                     0.70% on assets up to $500 million
                                                         0.65% on assets of $500 million and more
                                                         but less than $2 billion
                                                         0.60% for assets of $2 billion or more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Short Duration Bond Fund                     0.35% on assets up to $500 million
                                                         0.34% on assets of $500 million and more
                                                         but less than $1 billion
                                                         0.325% on assets of $1 billion and more
                                                         but less than $3 billion
                                                         0.30% on assets of $3 billion and more
                                                         but less than $5 billion
                                                         0.285% on assets of $5 billion and more
                                                         but less than $10 billion
                                                         0.275% for assets of $10 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide  Enhanced Income Fund                         0.35% on assets up to $500 million
                                                         0.34% on assets of $500 million and more
                                                         but less than $1 billion
                                                         0.325% on assets of $1 billion and more
                                                         but less than $3 billion
                                                         0.30% on assets of $3 billion and more
                                                         but less than $5 billion
                                                         0.285% on assets of $5 billion and more
                                                         but less than $10 billion
                                                         0.275% for assets of $10 billion and more
-------------------------------------------------------- ----------------------------------------------
Nationwide U.S. Small Cap Value Fund
-------------------------------------------------------- ----------------------------------------------
Nationwide International Value Fund
-------------------------------------------------------- ----------------------------------------------

(1)Performance  Fees for the Nationwide  Global  Technology  and  Communications
Fund;   Nationwide  Global  Health  Sciences  Fund;   Nationwide  Leaders  Fund;
Nationwide China Opportunities  Fund;  Nationwide Global Natural Resources Fund;
Nationwide  Global Financial  Services Fund;  Nationwide  Global Utilities Fund;
Nationwide  International  Growth Fund;  Nationwide  Emerging  Markets Fund; and
Nationwide Worldwide Leaders Fund.

The base advisory fee for each of these Funds,  as set forth above,  is adjusted each quarter  beginning one year after  implementation  of the Performance  Fee, depending upon a Fund's  investment  performance for the 12 months preceding the end of that month  relative to the  investment  performance  of each  respective
Fund's  benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint,  based upon whether a Fund has out-performed or under-performed its respective  benchmark (using the performance of each such Fund's Class A Shares to measure), by more or less than a maximum of 500 basis  points  over the  preceding  rolling 12 month  period as follows:

+/-      100 bps under/outperformance                         2bps
+/-      200 bps under/outperformance                         4bps
+/-      300 bps under/outperformance                         6bps
+/-      400 bps under/outperformance                         8bps
+/-      500 bps or more under/outperformance                 10bps

The  investment  performance  of each Fund will be the sum of: (1) the change in each  Fund's  value  during  such  period;  (2) the  value  of the  Fund's  cash distributions  (from net income and  realized net gains)  having an  ex-dividend date  during such  calculation  period;  and (3) the value of any capital  gains taxes paid or accrued during such calculation period for undistributed  realized long-term  capital  gains  from  the  Fund.  For  this  purpose,  the  value  of distributions  per share of realized  capital gains, of dividends per share paid from  investment  income and of capital gains taxes per share  reinvested in the
Fund will be the Fund's  value in effect at the close of  business on the record date for the payment of such  distributions  and the date on which  provision is made for such taxes,  after giving  effect to such  distribution,  dividends and taxes.

Benchmark Index Performance:

The  performance of each respective  benchmark  Index for a calculation  period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2)
the value, as calculated consistent with the Index, of cash distributions having an ex-dividend  date during such period made by those companies whose securities comprise the Index. For this purpose,  cash distributions on the securities that comprise  the Index will be treated as if they were  reinvested  in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

     1.  Nationwide  Global Technology and Communications Fund  Goldman Sachs Technology Composite Index
     2.  Nationwide  Global Health Sciences Fund                Goldman Sachs Health Care Index
     3.  Nationwide  Leaders Fund                               S&P 500 Index
     4.  Nationwide  China Opportunities Fund                   MSCI Zhong Hua Index
     5.  Nationwide  Global Natural Resources Fund              Goldman Sachs Natural Resources Index
     6.  Nationwide  Emerging Markets Fund                      MSCI Emerging Markets Index
     7.  Nationwide  International Growth Fund                  MSCI All Country World Free ex U.S. Index
     8.  Nationwide  Worldwide Leaders Fund                     MSCI World Index
     9.  Nationwide  Global Financial Services Fund             MSCI World Financial Index
    10.  Nationwide  Global Utilities Fund                      60% MSCI World Telecom Service Index/40% MSCI World
                                                                Utilities Index

(2)Performance fee for the Nationwide U.S. Growth Leaders Fund

     The base advisory fee listed above is adjusted each quarter,  beginning one year after  commencement  of  operations,  depending  on the  Fund's  investment performance for the 36 months  preceding the end of that month,  relative to the investment performance of the Fund's benchmark,  the S&P 500 Index. The base fee is either  increased or decreased by the following  amounts at each  breakpoint, based on whether the Fund has out- or under-performed  the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

         For assets up to $500 million                +/-    22 basis points
         Next $1.5 billion in assets                  +/-    18 basis points
         Assets of $2 billion and more                +/-    16 basis points

The investment  performance of the Nationwide  U.S.  Growth Leaders Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend  date during such  calculation  period;  and (3) the value of any capital  gains  taxes  paid  or  accrued  during  such  calculation  period  for undistributed  realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share  paid  from  investment  income  and of  capital  gains  taxes  per  share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on  which  provision  is made  for  such  taxes,  after  giving  effect  to such distribution, dividends and taxes.

S&P 500 Index Performance:

The  performance of the S&P 500 Index for a calculation  period,  expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2)
the  value,   as  calculated   consistent  with  the  S&P  500  Index,  of  cash
distributions  having an  ex-dividend  date  during  such  period  made by those companies whose securities  comprise the S&P 500 Index.  For this purpose,  cash distributions  on the securities that comprise the S&P 500 Index will be treated as if they were  reinvested  in the S&P 500 Index at least as  frequently as the end of each calendar quarter following payment of the dividend.

                                       TRUST:
                                       NATIONWIDE MUTUAL FUNDS

                                       By
                                       Name: John Grady
                                       Title: President

                                       ADVISER:
                                       NATIONWIDE FUND ADVISORS

                                       By:
                                       Name: Gerald Holland
                                       Title: SVP-COO